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[LOGO OF Manulife Financial]

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                            SECRETARY'S CERTIFICATE

I, KWONG L. YIU, Assistant Secretary of THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.) (the "Company"), a corporation existing under the laws of the State of Michigan, hereby certify that the attached document is a true copy of the Company's By-laws dated December 2nd, 1992, as amended, and that the same remains in full force and effect to date.

GIVEN AND CERTIFIED, at the City of Toronto, Province of Ontario, with the Common Seal hereto affixed by the undersigned having custody of the same as Assistant Secretary of the Company, this 6th day of August, 2004.

                                              THE MANUFACTURERS LIFE INSURANCE
                                              COMPANY (U.S.A.)

                                              By: /s/ K.L. Yiu
                                                  -----------------------------
                                                  Assistant Secretary

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                                                               Period
                            LOGO OF STATE OF MICHIGAN          July 27/04
                                STATE OF MICHIGAN
                        OFFICE OF FINANCIAL AND INSURANCE
JENNIFER M. GRANHOLM                 SERVICES                  LINDA A. WATTERS
     GOVERNCR         DEPARTMENT OF LABOR & ECONOMIC GROWTH      COMMISSIONER
                           DAVID C. HOLLISTER, DIRECTOR

July 20, 2004

Mr. Kwong L. Yiu
Assistant Secretary
The Manufacturers Life Insurance Company (U.S.A.)
Executive Office
200 Bloor Street, East
Toronto Ontario M4W 1E5

RE: The Manufacturers Life Insurance Company (U.S.A.)

DearMr. Yiu:

This acknowledges receipt of the bylaw amendments of The Manufacturers Life Insurance Company (U.S.A.) as adopted by the Board of Directors on June 2, 2004. These are filed pursuant to the provision of Section 5228 of the Michigan Insurance Code.

The bylaws have been filed without review, in the Company's corporate file.

Sincerely,


/s/ Sue A. Houseman
----------------------------------
Sue A. Houseman
Application Coordinator
Enterprise Monitoring & Insurance
Examination Division

  611 W. OTTAWA STREET . P.O. BOX 30220 . LANSING, MICHIGAN (Pounds)309.7720
                 TOLL FREE (677) 99S-644J LOCAL (517) 373-0220

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[LOGO OF Manulife Financial]

                                                  Kwong L. Yiu
                                                  Assistant Secretary
                                                  Phone:(416)926-6313
                                                  Fax: (4 16)926-5403
                                                  E-mail: Kwong yiu@manulife.com

July 16,2004

                                                                     By Courier

Hon. Commissioner of Insurance
Michigan Office of Financial and Insurance Services
Department of Consumer & Industry Services
611 W. Ottawa St. 3rd floor
Lansing, Michigan 48909

Attn: Sue Houseman

Dear Ms. Houseman:

RE: The Manufacturers Life Insurance Company (U.S.A.) (the "Company")
    Amendment to Company's By-laws, Article I

Please be advised that at its Board of Directors' meeting held on June 2nd, 2004, the Company has adopted a resolution approving the change of the Company's name, to take effect January 1. 2005, by amending Article I of its By-Jaws by the said Article in its entirety and replacing same with the following:

                                ARTICLE I-NAME

       This corporation shall be known as John Hancock Life Insurance Company (U.S.A.) (formerly The Manufacturers Life Insurance Company (U.S.A.)).

Please accept for filing the attached Secretary's Certificate (in triplicate) regarding the change of name to the Company's By-laws,

Thank you for your attention, and if you have any questions, please let me know.

Yours truly,

Kwong L. Yiu
-------------------------
Kwong L. Yiu
/mh

The Manufacturers Life Insurance Company (U.S.A.)
Executive Office
200 Bloor Street, East Toronto. ON M4W 1E5        www.manulife.com

Manulife Financial and the block design are registered service marks and trademarks of the Manufactures Life insurance company and are used by affiliates including Menulife financial corporation.

[LOGO OF Gil Manulife Financial]

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                            SECRETARY'S CERTIFICATE

I, KWONG L. YIU, Assistant Secretary of THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.) (the "Company"), a corporation existing under the laws of the State of Michigan, hereby certify that the following is a true copy of a Resolution adopted by the Board of Directors at its meeting held on Wednesday, June 2nd, 2004, and that the same has not been revoked or modified and remains in full force and effect as of the date of this Certificate:

                            Approval of Name Change

   RESOLVED, that subject to approval of the stockholder and the Michigan Office of financial Insurance Services, the Articles of Redomestication of the Company be amended by changing the name of the Company from The Manufacturers Life Insurance Company (U.S.A.) to John Hancock Life Insurance Company (U.S.A.) and specifically, Article I of the Company's Articles of Redomestication (The "Articles") shall be amended to read in its entirety as follows:

                                   Article I

   "The name assumed by this corporation and by which it shall be known in law is:

                 JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

   and its principal office for the transaction of business shall be in the City of Bloomfield Hills, State of Michigan."

   FURTHER RESOLVED, that the change of the Company's name shall take effect on the later of January 1, 2005 or the date approval of the revised Articles by the Michigan Office of Financial Insurance Services is received;

   FURTHER RESOLVED, that the change of the Company's name be recommended to the stockholder of the Company;

   FURTHER RESOLVED, that on such date the change of the Company's name shall take effect. Article I of the By-laws of the Company shall be deleted in its entirety and replaced with the following:

                               ARTICLE I - NAME

   This corporation shall be known as John Hancock Life Insurance Company
   (U.S.A.)

The Manufacturers Life Insurance Company (U.S.A.)
Executive Office
200 Bloor Street East, Toronto, ON M4W 1E5        www. manulife.com

Manulife Financial and the block design are registered service marks and trademarks of the Manufactures Life insurance company and are used by affiliates including Menulife financial corporation.

   FURTHER RESOLVED that if any state requires the re-appointment of the Commissioner of Insurance or any other public official as attorney to accept service of process for (Company name) that such, official is hereby so appointed,

   FURTHER RESOLVED, that the President, the Chief Financial Officer, the Chief Administrative Officer, and the General Counsel and Secretary of the Company, or any one of them, be and hereby are, authorized and directed to file or caused to be filed with Michigan Office of Financial Insurance Services and any other official in the states in which the Company conducts business such Certificate of Amendment and and and all other documents including, but not limited. Application to amend the Company's Certificate of Authority, Consent to Service of Process, Appointment of Attorney to Accept Service of Process, and to take all such actions as he or she may deem necessary or appropriate to effectuate the change of the Company's name provided for in these resolutions.

GIVEN AND CERTIFIED, at the City of Toronto, Province of Ontario, with the Common Seal hereto affixed by the undersigned having custody of the same as Secretary of the Company, this 16th day of July, 2004.

                                              THE MANUFACTURERS LIFE
                                              INSURANCE,COMPANY (U.S.A.)

                                              By: /s/ K.L.Yiu
                                                  -----------------------------
                                                  Assistant Secretary

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